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                                  P R O X Y
                          SEVEN SEAS PETROLEUM INC.

                  ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                              February 28, 2001

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert A. Hefner III and Larry A. Ray, or either of them, with full power of substitution, proxies to represent and vote all shares of stock of Seven Seas Petroleum Inc. which the undersigned would be entitled to vote if personally present at Seven Seas' Annual and Special Meeting of Shareholders to be held on February 28, 2001, at 9:00 a.m., and at any adjournment thereof, as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.   Election of       [ ] FOR election of all         [ ] WITHHOLD AUTHORITY to
     Directors.            nominees listed below           vote for all nominees

                           Robert A. Hefner III      Brian F. Egolf
                           R. Randolph Devering      Gary F. Fuller
                           Larry A. Ray              Robert B. Panero
                                                     Dr. James R. Schlesinger

     INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name below:

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2.   Approval of proposal to (i) change Seven Seas' place of domicile from the
     Yukon Territory to the Cayman Islands and (ii) making certain other changes related to the continuation as described in the accompanying Management Information Circular/Prospectus.

                  [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3.   Ratification of Arthur Andersen LLP as independent accountants for 2000.

                  [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, upon any other matters that may properly come before the meeting or any adjournment thereof.


     Unless otherwise directed, this proxy will be voted for both nominees and for each of the other items set forth above.

     PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

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                                             Signature(s) of Shareholder(s)

                                        Date:                             , 2001
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                                        IMPORTANT Please date this proxy and
                                        sign exactly as your name appears on
                                        your stock certificate(s). If stock is
                                        held jointly, signature should include
                                        both names. Executors, administrators,
                                        trustees, guardians and others signing
                                        in a representative capacity, please
                                        give your full titles.

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